OPTION AND SEPARATION

AGREEMENT

THIS OPTION AND SEPARATION AGREEMENT (“Agreement”) is entered into as of the 16th day of May 2016, between Leonard Caprino, an individual residing in the State of California (“Executive”) and Solaris Power Cells, Inc., a Nevada corporation (“Solaris”) as the parties to this Agreement whereby they wish to set forth clearly the terms and conditions of Executive’s voluntary departure from his positions with Solaris, they agree as follows:

1. Termination. Effective as of May 31, 2016, (the “Termination Date”), the parties hereto acknowledge and agree that Executive shall voluntarily resigned as an executive officer of Solaris and as a member of the Board of Directors of Solaris and will have voluntarily resigned from all positions he occupies as an officer or director of Solaris. The parties further acknowledge and agree that, as of the Termination Date, they will have mutually and voluntarily terminated all consulting agreements, employment contracts or other contracts for services by the Executive on behalf of Solaris entered into by and between Solaris and the Executive.

2. Unpaid Salaries. The parties hereto acknowledge that as at the Termination Date Solaris is and shall be indebted to the Executive for services provided in the aggregate amount of $150,000. In consideration for the payment of USD$100,000.00 payable pursuant to a Convertible Promissory Note delivered by Solaris and Pixel Mags, Inc. (the “Note”) and the delivery by Solaris to Executive of 1,000,000 shares of Series A redeemable voting preferred stock of Solaris in Executive’s name which are fully paid and non-assessable and contain the rights, privileges and designations set forth on Exhibit A annexed hereto (the “Series A Preferred Stock”), receipt of which Note and stock certificate for 1,000,000 shares of Series A Preferred Stock is hereby acknowledged, the Executive shall forthwith release all claims against Solaris for unpaid salaries and wages, reimbursement of expenses, money owed, and debts of any kind whatsoever.

3. Executive Option to Purchase Certain Assets. Commencing on July 15, 2016, the Executive shall have the right and option, but not the obligation (the “Executive Option”) to purchase from Solaris, the assets, properties and contractual rights used in connection with the Business as described in Exhibit B (collectively, the “Assets”). The Executive Option may be exercised by the Executive by giving written notice to Solaris (the “Executive Option Notice”) at any time commencing July 15, 2016 and ending December 31, 2016 (the “Executive Option Period”). In the event that the Executive shall elect to exercise the Executive Option during the Executive Option Period he shall pay to Solaris the sum of $60,000 (the “Executive Option Price”). If the Executive Option is exercised prior to October 15, 2016 (or any later date if the Note has not been paid in full on its October 15, 2016 Maturity Date), the Executive may pay the Executive Option Price by reducing the principal amount of the Note by $60,000. Against payment of the Executive Option Price, Solaris shall deliver to the Executive a bill of sale of all of the Assets (the “Bill of Sale”), pursuant to which Solaris shall deliver good and marketable title to such Assets, free and clear of all liens, claims and encumbrances and all liabilities (other than liabilities associated with the Assets, if any), but without any other warranties, express or implied.

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4. PHI Option to Purchase Series A Preferred Stock. Unless the Series A Preferred Stock shall have been previously redeemed by the Company in accordance with the provisions of its Series A Preferred Certificate of Designations, commencing on July 15, 2016, Pixel Holdings, Inc., a corporation organized under the laws of the State of Delaware (“PHI”) or its Affiliates shall have the right and option, but not the obligation (the “PHI Option”) to purchase from the Executive all of the 1,000,000 shares of Series A Preferred Stock. The PHI Option may be exercised by PHI or its Affiliates by giving written notice to the Executive (the “PHI Option Notice”) at any time commencing July 15, 2016 and ending December 31, 2016 (the “PHI Option Period”). In the event that PHI or its Affiliates shall elect to exercise the PHI Option during the PHI Option Period he shall pay to the Executive the sum of $10,000 (the “PHI Option Price”). Against payment of the PHI Option Price, the Executive shall deliver to PHI or its designated Affiliate all certificates evidencing the shares of Series A Preferred Stock duly endorsed for transfer by the record owner. From and after the Termination Date and until the expiration of the PHI Option Period, the Executive shall grant to PHI an irrevocable proxy, coupled with an interest, to vote all of the shares of Series A Preferred Stock on any matter requiring the vote or consent of stockholders of Solaris.

5. Mutual Release of Claims; Indemnification.

(a) Executive Release. Except for any rights and benefits he has under the Note and the Series A Preferred Stock, Executive independently releases all rights and claims he has or claims to have, against Solaris, known and unknown, on behalf of himself and on behalf of his heirs, executors, administrators, trustees, legal representatives and assigns, (collectively, the “Solaris Releasors”) under applicable local, state, federal and foreign law. This release specifically includes, but is not limited to, all rights and claims in connection with Executive’s employment, including but not limited to, claims for wages, benefits, defamation, libel and slander claims, discrimination of any kind, retaliation of any kind, constructive discharge, violation of public policy, negligence, intentional or negligent infliction of emotional distress, any claim under the Civil Rights Act of 1964 and 1991, the Employment Retirement Income Security Act (“ERISA”), and claims under the federal Age Discrimination in Employment Act (“ADEA”), and claims of worker’s compensation, and waives any right or claim for reinstatement, and any other possible claims, whether arising under statute , contract, or common law, and attorneys’ fees or costs with respect to or derivative of such employment with Solaris or the termination thereof or otherwise. This release covers all of Executive’s rights against Solaris and its subsidiaries, affiliates, predecessors, successors, assigns, directors, officers, employees, agents, partners, members, stockholders, representatives and attorneys, in their individual and representative capacities (collectively, the “Solaris Releasees”).

(b) Solaris Release. Solaris, on behalf of itself and its past and present partners, principals, employees, agents, attorneys, insurers, representatives, affiliates, predecessors, successors, heirs and assigns, hereby release and forever discharges Executive and his heirs, executors, administrators, trustees, legal representatives and assigns, from any and all claims, demands, obligations, losses, causes of action, costs, expenses, attorney’s fees and liabilities of any nature whatsoever, whether based on contract, tort, statutory or other legal or equitable theory of recover, whether known or unknown, which Solaris has, had, claims, or could claim to have against Executive.

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(c) Nature and Limitations of Mutual Releases. This mutual releases and waivers set forth in Section 3(a) and (b) above shall apply only to claims related to Executive’s employment with Solaris or resignation of Executive’s employment with Solaris that Solaris may have against Executive, or that Executive may have against Solaris. The parties release and discharge each other from any and all claims or charges or suits of whatever nature they have or may have against any of them, including without limitation, any and all claims, known or unknown, arising from Executive’s employment or resignation from Solaris, including, but not limited to claims under any Federal State, or Local law, regulation, or order, or in tort or in contract or otherwise. The parties further agree that they will not commence any lawsuits with regard to any claims, known or unknown, arising out of Executive’s employment or termination of employment. This release and waiver and the promise not to sue shall be binding on Solaris and on Executive, Executive’s executors, administrators, heirs and assigns. Notwithstanding any provision of this Agreement to the contrary, the foregoing mutual release and waivers contained herein does not apply to any claims that may arise either (i) under a share exchange agreement dated as of March 31, 2016 among Solaris, the Executive, Pixel Holdings, Inc. and Pixel Mags, Inc. (the “Pixel Exchange Agreement”), or (ii) after this Agreement is executed or for any claim or action to enforce any term of this Agreement or the Note.

(d) Older Workers Benefits Protection Act. A special federal law applies to the release of a claim for age discrimination. For Executive to relinquish a claim for age discrimination, certain requirements must be met. By signing this Agreement, Executive acknowledges and agrees that the following requirements have been met:

(i) This Agreement is written in language which is readily understandable.

(ii) Executive understands that he is relinquishing any claim for age discrimination which he might assert as of the date of the Agreement.

(iii) Executive is informed that he should consult an attorney regarding the Agreement if that is his wish, and has been given an ample opportunity to do so.

(iv) This Agreement will not be effective until seven (7) days after Executive signs it (“Revocation Period”); Executive may revoke it at any time during the Revocation Period.

(e) Notwithstanding anything to the contrary set forth in this Section 3 neither Executive nor Solaris release, waive or discharge the other from any claims to seek to enforce this Agreement or the Note.

(f) Executive herby represents that he has not filed or commenced any proceeding against Solaris, and hereby covenants and agrees not to file or commence any proceeding against Solaris with respect to his employment with Solaris or the termination thereof, or otherwise, arising on or prior to the date of execution of this Agreement. Executive also agrees that if he breaches these representations or covenants, then he authorizes Solaris to, and each shall have the right to, cause any such proceeding to be dismissed on the grounds that Executive has completely released and waived such proceeding. Nothing hereunder shall limit Executive from filing a lawsuit for the sole purpose of enforcing his rights under this Agreement or the Note. If any government agency independently brings any claim or conducts an investigation against Solaris, nothing in this Agreement prevents Executive from cooperating truthfully as a fact witness in such proceedings, but by this Agreement, Executive waives and agrees to relinquish any damages or other individual relief that may be awarded to Executive as a result of any such proceedings.

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(g) Solaris hereby agrees and covenants with the Executive that it shall indemnify and hold harmless the Executive his heirs and legal representatives against all costs, charges, losses, expenses and claims whatsoever arising out of or in any way incidental to the Executive holding or having held office as an officer and/or member of the Board of Directors of Solaris and any and all acts or omissions of the Executive while acting or purporting to act in such capacity.

6. Confidential Information. Executive acknowledges that, during the course of his employment with Solaris, he may have developed Confidential Information (as defined below) for Solaris, and may have learned of Confidential Information developed or owned by Solaris or entrusted to Solaris or its affiliates by others. Executive hereby agrees that he will not, directly or indirectly, use any Confidential Information or disclose it to any other person or entity, except as otherwise required by law. “Confidential Information” means any and all information relating to Solaris which is not generally known by the public or others with whom Solaris does (or as of the Termination Date plans to) compete or do business with, as well as comparable information relating to any of Solaris’ affiliates. Confidential Information includes, but is not limited to, information pertaining to the terms of this Agreement, as well as Solaris’ business, practices, finances, strategic opportunities, internal strategies, legal affairs (including pending litigation), the terms of business relationships not yet publicly known, and intellectual property. Confidential Information does not include any information that is: (i) shown to have been developed independently by Executive prior to his employment with Solaris; or (ii) required by a judicial tribunal or similar governmental body to be disclosed under law (provided that Executive has first promptly notified Solaris of such disclosure requirement and has cooperated fully with Solaris (at Solaris’ expense) in exhausting all appeals objecting to such requirements). Executive also agrees that, in addition to and without limiting the availability of any other legal or equitable remedies Solaris may have against him, Solaris shall be entitled to an injunction restraining him from further violation of such sections.

7. Non-disparagement. In accordance with normal ethical and professional standards, prior to and following the Termination Date, each party agrees to refrain from any disparagement, defamation, slander of the other, or tortious interference with the contracts and relationships of the other.

8. Choice of Law, Jurisdiction and Venue. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of California. The Executive and Solaris hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts sitting in Riverside County, California, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waive, and agree not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

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9. Miscellaneous.

(a) This Agreement is personal in its nature and the parties shall not, without the prior written consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided, however, the provisions hereof shall inure to the benefit of, and be binding upon, each successor of Solaris or any of its affiliates, whether by merger, consolidation or transfer of all or substantially all of its assts.

(b) This Agreement contains the entire understanding of the parties hereto relating to the subject matter herein contained and supersedes all prior agreements or understandings between the parties hereto with respect thereto. This Agreement can be changed only by a writing signed by all parties hereto. No waiver shall be effective against any party unless in writing and signed by the party against whom such waiver shall be enforced.

(c) All notices and other communications hereunder shall be deemed to be sufficient if in writing and delivered in person or by a nationally recognized courier service, addressed, if to executive, to the Executive’s most recent home address on file with Solaris, and if to Solaris, to:

Solaris Power Cells, Inc.

3111 East Tahquitz Way

Palm Springs, CA 92262

(d) In case any provision or provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect by any court or administrative body with competent jurisdiction, such invalidity, illegality or unenforceability shall not affect the remaining provisions hereof, which shall remain in full force and effect. Any provision(s) so determined to be invalid, illegal or unenforceable shall be reformed so that they are valid, legal and enforceable to the fullest extent permitted by law or, if such reformation is impossible, then the Agreement shall be construed as if such invalid, illegal or unenforceable provision(s) had never been contained herein.

(e) This Agreement may be executed via facsimile and in two or more counterparts each of which shall be deemed an original, but all of which together shall constitute on and the same instrument, binding on the parties.

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SOLARIS POWER CELLS, INC.,		LEONARD CAPRINO
a Nevada corporation

By:		By:
Name:	Roy Givens	Name:	Leonard Caprino
Title:	Chief Technology Officer	Date:	May 16, 2016
Date:	May 16, 2016

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Exhibit A – Designation of Series A Preferred Stock

CERTIFICATE OF DESIGNATIONS OF THE
SERIES A PREFERRED STOCK OF
SOLARIS POWER CELLS, INC.

PURSUANT TO SECTION 78.195
OF THE NEVADA REVISED STATUTES

I, Roy Givens, hereby certify that I am the Chief Executive Officer of Solaris Power Cells, Inc. (the “Corporation”), a corporation organized and existing under the Nevada Revised Statutes (the “NRS”), and further do hereby certify:

That pursuant to the Articles of Incorporation of the Corporation, as amended (the “Articles of Incorporation”), an aggregate of One Million (1,000,000) shares of preferred stock, $0.001 par value per share (the “Preferred Stock”) are authorized for issuance, and may contain such rights, privileges and designations (including voting and conversion rights) as the Board of Directors of the Corporation (the “Board”) may, from time to time, designate.

That pursuant to the authority expressly conferred upon the Board by the Articles of Incorporation, on May 16, 2016, the Board adopted the following resolutions creating a series of One Million (1,000,000) authorized shares of Preferred Stock designated as voting Series A Preferred Stock of the Corporation, none of which shares have been issued.

RESOLVED, that the Board designates the Series A Preferred Stock and the number of shares constituting such series, and fixes the rights, powers, preferences, privileges and restrictions relating to such series in addition to any set forth in the Articles of Incorporation as follows:

TERMS OF SERIES A CONVERTIBLE PREFERRED STOCK

1. Designation and Number.

(a) A series of Preferred Stock of the Corporation, designated as voting, convertible Series A Preferred Stock, par value $0.001 per share, (“Series A Preferred Stock”) is hereby established. The number of authorized shares of Series A Preferred Stock shall initially be One Million (1,000,000) shares.

(b) The stated value of the Series A Preferred Stock shall be one cent ($0.01) per share of Series A Preferred Stock (“Stated Value”).

(c) The Series A Preferred Stock is being issued on a date (the “Issuance Date”) which will be simultaneous with the Closing Date as set forth under that certain Option and Separation Agreement, dated as of April 15, 2016 (the “Agreement”) by and among Leonard Caprino and the Corporation.

(d) As used in this Certificate, the term “Holder” shall mean one or more holder(s) of shares of Series A Preferred Stock.

(e) Unless otherwise defined in this Certificate, all capitalized terms, when used herein shall have the same meaning as they are defined in the Agreement.

2. Rank. All shares of the Series A Preferred Stock shall rank:

(a) senior to (i) the Corporation’s Common Stock, $0.001 par value per share, of the Corporation (the “Common Stock”); and (ii) any other class of securities which is specifically designated as junior to the Series A Preferred Stock, (collectively, with the Common Stock and Preferred Stock, the “Junior Securities”), in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary;

(b) pari passu and on parity with any other class or series of Preferred Stock of the Corporation hereafter created specifically ranking, by its terms, on parity with the Series A Preferred Stock (the “Pari Passu Securities”), it being understood that the Series A Preferred Stock shall be pari passu with and on parity to all classes or series of convertible Preferred Stock hereafter issued by the Corporation; and

(c) junior to any class or series of capital stock of the Corporation hereafter created specifically ranking, by its terms, senior to the Series A Preferred Stock (collectively, the “Senior Securities”), in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

3. Dividends. The Series A Preferred Stock shall not pay a dividend. However, the Holders of the Series A Preferred Stock shall be entitled to receive dividends when, as, and if declared by the Board, in an amount which shall be paid pro rata on the Common Stock and the Series A Preferred Stock, on an equal priority, pari passu basis, according to the number of shares of Common Stock held by the stockholders, where each Holder of Series A Preferred Stock is to be treated for this purpose as holding (in lieu of such shares of Series A Preferred Stock) the greatest whole number of shares of Common Stock then issuable upon conversion in full of such shares of Series A Preferred Stock. The right to dividends on shares of Series A Preferred Stock shall not be cumulative, and no right shall accrue to holders of Series A Preferred Stock by reason of the fact that dividends on said shares are not declared in any period, nor shall any undeclared or unpaid dividend bear or accrue interest.

4. Liquidation Preference. In the event of a merger, sale (of substantially all assets or stock), any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, then, either (i) after any distribution or payment on Senior Securities, (ii) simultaneous and on a pro-rata basis with any distribution or payment on Pari Passu Securities, and (iii) before any distribution or payment shall be made to the Holders of the Common Stock or any other Junior Securities, each Holder of Series A Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Corporation available for distribution to its stockholders, an amount (the “Liquidation Preference”) equal to aggregate number of shares of Series A Preferred Stock then outstanding multiplied by one cent ($0.01). If the assets of the Corporation are not sufficient to generate cash sufficient to pay in full the Liquidation Preference, then the Holders of Series A Preferred Stock shall share ratably (together with holders of any Pari Passu Securities) in any distribution of cash generated by such assets in accordance with the respective amounts that would have been payable in such distribution as if the amounts to which the Holders of outstanding shares of Series A Preferred Stock are entitled were paid in full.

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5. Voting Rights. Except as otherwise set forth herein, the Series A Preferred Stock shall vote together with the Common Stock and not as a separate class. Each share of Series A Preferred Stock shall have two thousand five hundred (2,500) votes on all matters required to be voted upon or consented to by a stockholder of the Corporation, or an aggregate of two billion, five hundred million (2,500,000,000) votes. Except as otherwise set forth herein, the Holders of Series A Preferred Stock shall have no right to vote as a separate class on any matter submitted to vote by the stockholders of the Corporation, excluding, however, any proposed amendment that would adversely alter or change any preference or any relative or other right given to the Series A Preferred Stock; in which event the Series A Preferred Stock may vote as a separate class with respect to such amendment. The holder of each share of Series A Preferred Stock shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation and shall vote with holders of the Common Stock upon the election of directors and upon any other matter submitted to a vote of stockholders. Fractional votes by the Holders of Series A Preferred Stock shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series A Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

6. Conversion. The Series A Preferred Stock shall not be convertible into Common Stock of the Corporation.

7. No Reissuance of Series A Preferred Stock. No share or shares of Series A Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

8. Redemption. The Corporation may, at any time or from time to time, redeem all or any portion of the Series A Preferred Stock for a cash redemption price of one cent ($0.01) per share, or $10,000 for all 1,000,000 shares of Series A Preferred Stock (the “Redemption Price”). In the event that the Corporation shall elect, by resolution of its board of directors, to redeem any or all of the shares of Series A Preferred Stock, the Corporation shall submit to the Holder a notice of redemption (the “Redemption Notice”). On a date which shall be not later than two (2) Business Days following delivery of the Redemption Notice (which may be delivered by electronic mail), the Holder shall surrender the certificate(s) evidencing the Series A Preferred Stock at the offices of the Corporation, against receipt of the Redemption Price.

9. Amendment. This Certificate of Designation or any provision hereof may be amended by obtaining the affirmative vote at a meeting duly called for such purpose, or written consent without a meeting in accordance with the NRS, of (i) a majority of the outstanding Series A Preferred Stock, voting separate as a single class, and (ii) with such other stockholder approval, if any, as may then be required pursuant to the NRS and the Articles of Incorporation.

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10. Protective Provisions. So long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not, nor shall it permit any of its Subsidiaries to, take any of the following corporate actions (whether by merger, consolidation or otherwise) without first obtaining the approval (by vote or written consent) of the Holders of a majority of the issued and outstanding Series A Preferred Stock (the “Series A Majority Holders”):

(a) alter or change the rights, preferences or privileges of the Series A Preferred Stock, or increase the authorized number of shares of Series A Preferred Stock; or

(b) issue any additional shares of Series A Preferred Stock.

Notwithstanding the foregoing, no change pursuant to this Section 14 shall be effective to the extent that, by its terms, it applies to less than all of the Holders of shares of Series A Preferred Stock then outstanding.

11. Cancellation of Series A Preferred Stock If any shares of Series A Preferred Stock are converted pursuant to this Certificate of Designations, the shares so converted or redeemed shall be canceled, shall return to the status of authorized, but unissued Series A Preferred Stock of no designated series, and shall not be issuable by the Corporation as Series A Preferred Stock.

12. Lost or Stolen Certificates. Upon receipt by the Corporation of (i) evidence of the lost, theft, destruction or mutilation of any Series A Preferred Stock Certificate(s) and (ii) (y) in the case of loss, theft or destruction, indemnity (without any bond or other security) reasonably satisfactory to the Corporation, or (z) in the case of mutilation, the Series A Preferred Stock Certificate(s) (surrendered for cancellation), the Corporation shall execute and deliver new Series A Preferred Stock Certificate(s) of like tenor and date. However, the Corporation shall not be obligated to reissue such lost, stolen, destroyed or mutilated Series A Preferred Stock Certificate(s) if the Holder contemporaneously requests the Corporation to convert such Series A Preferred Stock.

13. Waiver Notwithstanding any provision in these Certificate of Designations to the contrary, any provision contained herein and any right of the Holders of Series A Preferred Stock granted hereunder may be waived as to all shares of Series A Preferred Stock (and the Holders thereof) upon the written consent of the Series A Majority Holders, unless a higher percentage is required by applicable law, in which case the written consent of the Holders of not less than such higher percentage of shares of Series A Preferred Stock shall be required.

14. Information Rights So long as shares of Series A Preferred Stock are outstanding, the Corporation will deliver to each Holder of Series A Preferred Stock (i) unaudited annual financial statements to the Holders of Series A Preferred Stock within 90 days after the end of each fiscal year; (ii) and unaudited quarterly financial statements within 45 days of the end of each fiscal quarter. Notwithstanding the foregoing in the event and to the extent that such information is electronically available on the web site of the Securities and Exchange Commission (www.sec.gov), the Corporation need not separately furnish such documents to Holders of the Series A Preferred Stock.

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15. Certain Definitions. Unless otherwise defined in this Certificate, all capitalized terms, when used herein, shall have the same meaning as they are defined in the Exchange Agreement. As used in this Certificate, the term “Subsidiary” shall mean, as it applies to the Corporation, any one or more Persons, a majority of the capital stock or other equity interests of which are owned directly or indirectly (through another Subsidiary) by the Corporation. The term “Person” shall mean any corporation, limited liability company, partnership, limited partnership, trust or other entity.

16. Notices. Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally, by nationally recognized overnight carries or by confirmed facsimile transmission, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by nationally recognized overnight carrier or confirmed facsimile transmission, in each case addressed to a party. The addresses for such communications are (i) if to the Corporation c/o Solaris Power Cells, Inc.., 3111 East Tahquitz Way, Palm Desert, CA 92262; and (ii) if to any Holder to the address set forth under such Holder’s name on the execution page to the Exchange Agreement, or such other address as may be designated in writing hereafter, in the same manner, by such person

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The undersigned declares under penalty of perjury under the laws of the State of Nevada that the matters set forth in this certificate are true and correct of his own knowledge.

The undersigned has executed this certificate on May 16, 2016.

SOLARIS POWER CELLS, INC.

By:	/s/ Roy Givens
Name:	Roy Givens,
Title:	Chief Financial Officer

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Exhibit B

Identification the Assets

Assets:

Solaris Sun Car Golf Cars LVTong Model qty. (2), and related technology

Solaris Sun Car EZ-Go Model qty (1), and related technology

Solaris F2 Vapor Mod and Associated PESA Electronics, and related technology

Assorted Solaris PESA Cell Storage Arrays, and related technology

Domain: www.solarispowercells.com

www.solarissuncar.com

www.vapebatteryfree.com

Trademark Solaris Sun Burst

LVTong Non-Modified Golf Carts Qty (2)

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THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), OR THE SECURITIES LAWS OF ANY JURISDICTION. SUCH NOTE MAY NOT BE OFFERED, SOLD, HYPOTHECATED, GIVEN, BEQUEATHED, TRANSFERRED, ASSIGNED PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF (“TRANSFERRED”) EXCEPT PURSUANT TO (I) A REGISTRATION STATEMENT WITH RESPECT TO SUCH NOTE THAT IS EFFECTIVE UNDER THE ACT AND APPLICABLE STATE SECURITIES LAW, OR (II) ANY EXEMPTION FROM REGISTRATION UNDER THE ACT, AND APPLICABLE STATE SECURITIES LAW, PROVIDED THAT AN OPINION OF COUNSEL IS FURNISHED TO THE COMPANY, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND/OR APPLICABLE STATE SECURITIES LAW IS AVAILABLE.

CONVERTIBLE SECURED PROMISSORY Note

Dated: May 16, 2016	US $100,000.00

For Value Received, the undersigned, Solaris Power Cells, Inc., a Nevada corporation (“Solaris” or the “Company”), and Pixel Mags, Inc. a Delaware corporation (“Pixel”; Pixel and and Solaris are collectively referred to herein as the “Maker”), jointly and severally, hereby promise to pay to Leonard Caprino or his assigns (the “Holder”), the amount set forth above (the “Principal”) on the Maturity Date (as defined below), and to pay interest (the “Interest”) on any outstanding Principal at the Interest Rate as required by Section 2 hereof. All accrued Interest is to be paid on the Maturity Date.

1. Transaction. Solaris and Pixel hereby acknowledge and agree that the Principal amount is owed to Holder in connection with a written Option and Separation Agreement with Holder of even date herewith (the “Option Agreement”) that was entered into between Leonard Caprino and Solaris in connection with the transactions contemplated by the Exchange Agreement, dated as of April 30, 2016, by and among: (A) Pixel; (B) Solaris; (C) Leonard Caprino, an individual residing in the State of California; and (D) Pixel Holdings, Inc., a corporation organized under the laws of the State of Delaware. Pursuant to the Exchange Agreement, Solaris and Pixel will be affiliated entities.

2. Interest. Interest shall accrue on the unpaid Principal at the rate of seven percent (7%) per annum from the date first set forth above, until and to the extent that the Principal is paid. Interest on the Note shall be computed on the basis of a 360-day year comprised of twelve (12) 30-day months.

3. Repayment. (a) This note shall be due and payable on October 15, 2016, (the “Maturity Date”). The Maker may pre-pay all or any portion of this Note at any time. Repayment of this Note shall be governed by the terms set forth herein and in the Option Agreement referred to above. Accordingly, if the Holder elects to exercise the Option to purchase the Assets set forth in the Option Agreement, the Company shall have the right to credit the $60,000 option price set forth in the Option Agreement against the Principal amount of this Note and as a partial payment of this Note.

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(b) Repayment of the Principal and Interest accrued hereon shall be paid in lawful money of the United States of America. If a date for payment of Principal or Interest is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and Interest shall accrue for the intervening period. Holder shall surrender the Note to Solaris’ U.S. legal counsel on the Maturity Date for cancellation upon full and complete repayment of the Principal and Interest.

(c) In the event that the Holder elects to convert the Principal amount of this Note into shares of Solaris’ common stock, then no re-capitalization, forward split or reverse split of the Solaris’ common stock to take effect hereafter shall have a dilutive effect on the number of shares that are to be issued as a result of such conversion.

(d) The Holder has the right, in its sole discretion, on the Maturity Date and in lieu of payment in cash, to convert any part of this Note into shares of Solaris’ common stock at a conversion price per share equal to the volume weighted average price of Solaris common stock for the ten (10) trading days immediately prior to the date the Holder delivers to Solaris a Notice of Election to Convert (as described below). The Holder shall exercise its right to convert this Note or any part thereof, by delivering to Solaris a Notice of Election to Convert in the form attached hereto as Exhibit A (the “Notice of Election to Convert”). The Holder shall provide this original Note to Solaris along with such Notice of Election to Convert. In the case that the Holder elects to convert the entire outstanding balance of this Note, then the Note shall be cancelled in whole. In the event that Holder elects to convert less than the entire outstanding balance of this Note, then a new Note shall be reissued reflecting the remaining balance of this Note and delivered to the Holder along with the common stock issued as a result of the Holder’s Notice of Election to Convert.

4. Security. Payment of this Note is secured by a lien and security interest on the “Assets” as that term is defined in the Option and Separation Agreement. The Holder is authorized to file a UCC-1 Financing Statement covering the Assets.

5. Unregistered. This Note has not been registered under the Act, or the securities laws of any state. Accordingly, this Note, upon issuance, will be a “restricted security” in the United States within the meaning of Rule 144(a)(3) of the Act.

6. Non-circumvention. The Maker hereby covenants and agrees that the Maker will not, by amendment of its Articles or Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note.

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7. Waiver. To the extent permitted by law, the Maker hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

8. Enforcement Fees. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Maker or other proceedings affecting Maker creditors’ rights and involving a claim under this Note, then the Maker shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, financial advisory fees and attorneys’ fees and disbursements.

9. Governing Law, Jurisdiction; Severability; Jury Trial. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of California. The Maker hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Riverside County, California, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Maker in any other jurisdiction to collect on the Maker’s obligations to the Holder, or to enforce a judgment or other court ruling in favor of the Holder.

Solaris and Pixel, being jointly and severally obligated hereunder, have caused this Note to be duly executed on the date first written above.

Solaris Power Cells, Inc.,		Pixel Mags, Inc.,
a Nevada corporation		a Delaware corporation

By:	/s/ Roy Givens	By:	Michael Pope
Name:	Roy Givens	Name:	Michael Pope
Title:	Chief Technology Officer	Title:	President

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Exhibit A

NOTICE OF ELECTION TO CONVERT

(To be Signed Only Upon Conversion of Secured Note)

To Solaris Power Cells, Inc. and Pixel Mags, Inc.:

The undersigned, holder of the $[______________] Convertible Secured Promissory Note of Solaris Power Cells, Inc. and Pixel Mags, Inc., due _______________ (the “Note”), hereby agrees to surrender the Note for conversion into ________________ shares of Common Stock of Solaris Power Cells, Inc., to the extent of ________________________ dollars ($____________) unpaid principal amount of the Note, and ________________________ dollars ($____________) unpaid accrued interest under the Note and requests that the certificates for such shares be issued in the name of, and delivered to, ________________________________________________, whose address is _________________________________________________________. Conversion should be effected as of ___________________.

Dated:_______________________.

(signature must conform in all respects to name of holder as specified on the face of the Note)

Address:

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